                         Filed with the Securities and Exchange Commission on August 27, 2008
                                                                                                                                                    Securities Act Registration No. 333-______

____________________________________________________________________________________________________________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VENTURE FINANCIAL GROUP, INC. (Exact name of registrant as specified in its charter)

Washington	91-1277503
(State of incorporation)	(I.R.S. Employer Identification No.)
1495 Wilmington Dr., P.O. Box 970,	98327
DuPont, Washington	(Zip Code)
(Address of principal executive offices)

VENTURE FINANCIAL GROUP, INC. 2004 STOCK INCENTIVE PLAN (Full title of the plan)

Ken F. Parsons, Sr. Chief Executive Officer and Chairman 1495 Wilmington Dr., P.O. Box 970 DuPont, Washington 98327 (253) 441-4000 (Name, address and telephone number of agent for service)

Copies to:
Andrew H. Ognall
Foster Pepper LLP
601 SW 2nd Avenue, Suite 1800
Portland, Oregon 97204

CALCULATION OF REGISTRATION FEE

	Number of Shares	Proposed	Proposed Maximum
Title of Securities	Being Registered	Maximum Offering	Aggregate Offering	Amount of
Being Registered	(1)	Price Per Share (2)	Price (2)	Registration Fee

Common Stock	500,000	$9.89	$4,945,000	$194.34

(1)	This Registration Statement covers an aggregate of 500,000 shares of the Registrant’s common stock that may be issued pursuant to awards granted under the equity-based incentive plan described above. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers such additional shares of common stock as may be issued pursuant to anti-dilution provisions of such plan.

(2)	Estimated pursuant to Rule 457(h) solely for the purpose of computing the registration fee, utilizing $9.89 as the book value of Venture Financial Group, Inc.’s common stock as of July 31, 2008.

EXPLANATORY NOTE
REGISTRATION OF ADDITIONAL SECURITIES

      The Registrant increased the number of shares of its common stock available for issuance under its 2004 Stock Incentive Plan by 500,000 shares. This Registration Statement is being filed pursuant to General Instruction E to Form S-8 to register the additional 500,000 shares of common stock, and the Registrant incorporates by reference into this Registration Statement the following: Items 6 and 9 of Part II of its Registration Statement on Form S-8 (File No. 333-117846) filed with the Securities and Exchange Commission (the “Commission”) on August 2, 2004.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The following documents filed by Venture Financial Group, Inc. with the Commission are incorporated by reference in this registration statement:

(1)	The registrant’s Annual Report on Form 10-K for the period ending December 31, 2007 filed with the Commission on March 31, 2008.

(2)	The registrant’s Quarterly Reports on Form 10-Q for the periods ending March 31, 2008 (filed with the Commission on May 14, 2008) and June 30, 2008 (filed with the Commission on August 14, 2008).

(3)	The registrant’s Current Report on Form 8-K filed with the Commission on May 19, 2008.

(4)	The description of the registrant’s common stock contained in the registrant’s Form 8-A filed with the Commission on May 2, 1994, and as updated by the registrant’s Current Report on Form 8-K filed with the Commission on August 27, 2008.

      All documents filed by the registrant subsequent to those listed above pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 8. Exhibits.

      The exhibits required by Item 601 of Regulation S-K being filed herewith or incorporated herein by reference are listed on the Exhibit Index, which follows the signature page.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of DuPont, State of Washington, on August 20, 2008.

VENTURE FINANCIAL GROUP, INC. By: /s/ Ken F. Parsons, Sr. Ken F. Parsons, Sr. Chief Executive Officer

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and KEN F. PARSONS, SR. and JAMES F. ARNESON and SANDRA SAGER, and each of them, with full power of substitution to act as his true and lawful attorney in fact and agent to act in his name, place and stead, and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration, including any and all post-effective amendments or new registration pursuant to Rule 462.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

By:	./s/ Ken F. Parsons, Sr.	Date: August 20, 2008
Ken F. Parsons, Sr.
Chief Executive Officer and Chairman

By:	/s/James F. Arneson	Date: August 20, 2008
James F. Arneson, President and Director

By:	/s/Keith W. Brewe	Date: August 20, 2008
Keith W. Brewe, Director

By:	/s/Lowell E. Bridges	Date: August 20, 2008
Lowell E. Bridges, Director

By:	/s/Linda E. Buckner	Date: August 20, 2008
Linda E. Buckner, Director

By:	/s/Jewell C. Manspeaker	Date: August 20, 2008
Jewell C. Manspeaker, Director

By:	/s/Patrick L. Martin	Date: August 20, 2008
Patrick L. Martin, Director

By:	/s/A. Richard Panowicz	Date: August 20, 2008
A. Richard Panowicz, Director

By:	/s/Larry J. Schorno	Date: August 20, 2008
Larry J. Schorno, Director

By:	/s/Sandra L. Sager	Date: August 20, 2008
Sandra L. Sager, Chief Financial Officer

EXHIBIT INDEX

Exhibit
4.1*	Second Amended and Restated Articles of Incorporation
4.2**	Bylaws
4.3	Venture Financial Group, Inc. 2004 Stock Incentive Plan, as amended
5.1	Opinion of Foster Pepper LLP
23.1	Consent of Moss Adams LLP
23.2	Consent of Foster Pepper LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included in the signature page)

*	Incorporated by reference to Exhibit 3.1 of the registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed May 16, 2005.
**	Incorporated by reference to Exhibit 3.2 of the registrant’s Current Report on Form 8-K for the filed June 25, 2007.